Exhibit 99.2

Dividend Announcement and Business Update March 4, 2009

3 Forward-looking Statements The following information appears in accordance with the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook" or similar expressions. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. A continuation of the recent turbulence in significant portions of the global financial markets, particularly if it worsens, could impact our performance, both directly by affecting our revenues and the value of our assets and liabilities, and indirectly by affecting our counterparties and the economy generally. Dramatic declines in the housing market in the past year have resulted in significant write-downs of asset values by financial institutions. Concerns about the stability of the financial markets generally have reduced the availability of funding to certain financial institutions, leading to a tightening of credit, reduction of business activity, and increased market volatility. There can be no assurance that any governmental program or legislation will help to stabilize the U.S. financial system or alleviate the industry or economic factors that may adversely impact our business. In addition, our business and financial performance could be impacted as the financial industry restructures in the current environment, by increased regulation of financial institutions or other effects of recently enacted legislation, by changes in the creditworthiness and performance of our counterparties, and by changes in the competitive landscape. Our results could also be adversely affected by continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in our investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management's ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk. For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp's Annual Report on Form 10-K for the year ended December 31, 2008, on file with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Corporate Risk Profile." Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

5 Overview Current financial market and economic conditions warrant proactive move to preserve capital Significant economic uncertainty continues Capital adequacy concerns persist for the industry, despite strong Tier 1 capital levels Regulatory guidance and requirements are being modified in response to changes in the economy Dividend reduction is a prudent response to current market and economic conditions Allows optimal capital flexibility Least dilutive and most economical means of preserving capital Accelerates ability to repay TARP capital

7 Capital Position Source: SNL; Peer banks: BAC, BBT, FITB, JPM, KEY, PNC, RF, STI, USB and WFC Tangible common equity (TCE) defined as common stockholders equity less goodwill and other intangible assets (excluding MSRs) USB Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 ROTE 0.24 0.21 0.17 0.08 0.07 0.07 0.06 0 0 0 ROTE 2008 Strong capital generation Strong capital position

Dividend Announcement Quarterly dividend reduced to $0.05 ($0.20 annualized) March 31, 2009 record date April 15, 2009 payable date Initial dividend yield of 1.6% based on 3/03/09 stock price of $12.58 Preserves over $2.6 billion of capital on an annualized basis

11 First Quarter 2009 Update First quarter core operating trends are strong with solid growth in loans and deposits as the "flight to quality" continues Securities valuations to be determined at quarter end 1Q09 credit projections consistent with prior management communications Downey Financial and PFF Bank & Trust acquisitions exceeding expectations Expenses, excluding impact of acquisitions, expected to decrease due to implementation of 5% contingency budget cuts

13 Summary Dividend reduction is a prudent response U.S. Bancorp operating from a position of strength Least dilutive and most economical means of raising capital Strong core operating earnings enable the Company to generate capital at a faster rate than peers Accelerates ability to repay TARP capital

Dividend Announcement and Business Update March 4, 2009